UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                            October 9, 2013

CD INTERNATIONAL ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 363-7333

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On October 9, 2013, through our wholly owned subsidiary CDII Minerals, Inc. (“CDII Minerals”), CD International Enterprises, Inc. (the “Company”) entered into a binding Debt Acknowledgement Agreement with Seawolf Group Mineral Services Expoeraciones, Importaciones S.A., (“SWG”) company incorporated in Chile.

Under the terms of this Agreement, SWG assumes the debt to CDII Minerals of $2,229,622.00 resulting from advances made by CDII Minerals as prepayment for iron ore to be procured from mines owned or controlled by SWG in fiscal 2011 and 2012.  SWG is obligated to pay the full amount to CDII Minerals either through the sale of mining properties, payment of a royalty to CDII Minerals for all minerals sold, or through any other method acceptable to CDII Minerals within a seven year timeframe.

CD International had previously written off these advances in fiscal 2012 and expects to record a gain for any payments made by SWG pursuant to this agreement upon their receipt.

The terms of the Debt Acknowledgement Agreement described above are qualified in their entirety by reference to the agreement which is filed as Exhibit 10.1 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

10.1	Debt Acknowledgement Agreement dated October 9, 2013, between CDII Minerals, Inc. and Seawolf Group Mineral Services Expoeraciones, Importaciones S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CD International Enterprises, Inc.

Date: October 21, 2013	By: /s/ Yuejian (James) Wang
Yuejian (James) Wang, Chief Executive Officer